As filed with the U.S. Securities and Exchange Commission on December 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana

(State or other jurisdiction of

incorporation or organization)

35-1140070

(I.R.S. Employer Identification Number)

150 N. Radnor Chester Road

Radnor, PA 19087

(484) 583-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy A. Smith

Senior Vice President and Secretary

Lincoln National Corporation

150 N. Radnor-Chester Road

Radnor, PA 19087

484-583-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

LINCOLN NATIONAL CORPORATION

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Depositary Shares

Stock Purchase Units

We will provide you with more specific terms of these securities in supplements to this prospectus. The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.

By this prospectus, we or one or more selling securityholders to be identified in the future in a prospectus supplement may offer, from time to time, the securities described in this prospectus separately or together in any combination.

We or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We or the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “LNC.”

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2025.

-i-

ABOUT THIS PROSPECTUS

This prospectus is one part of a “shelf” registration statement that we have filed on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, we and one or more selling securityholders to be identified in the future in a prospectus supplement are registering an unspecified amount of each class of the securities described in this prospectus, as applicable, and we and the selling securityholders may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In addition, we or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other sale transaction involving the securities after their initial sale.

This prospectus provides you with a general description of the securities we or any selling securityholders may offer. Each time we or the selling securityholders sell securities, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

We have not, and any underwriter, dealer, agent or remarketing firm has not, authorized any other person to provide you with information other than the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We, and any underwriter, dealer, agent or remarketing firm, take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and any underwriter, dealer, agent or remarketing firm is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, or the context otherwise requires, all references in this prospectus to “LNC,” “we,” “our,” “us,” or similar terms refer to Lincoln National Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in the manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us, including certain of the additional information described under “Documents Incorporated by Reference,” is also available on the Investor Relations page of our website at http://www.lincolnfinancial.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Such information on our or the SEC’s website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 001-06028) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024;

•

Those portions of our Proxy Statement for our 2025 Annual Meeting of Shareholders which were also incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025;

•

Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, March 4, 2025, April 9, 2025 (only with respect to the Item 3.02 information), May  12, 2025, May 20, 2025, May 23, 2025, May 27, 2025, and November  10, 2025, respectively;

•	The description of our Common Stock contained in the Form 10 filed with the SEC on April 28, 1969, including any amendments or reports filed for the purpose of updating that description; and

•

The description of our depositary shares each representing a 1/1,000th interest in a share of our 9.000% Non-Cumulative  Preferred Stock, Series D, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share), contained in the Form 8-A filed with the SEC on November 22, 2022, including any amendments or reports filed for the purpose of updating that description.

Each document filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to: Nancy A. Smith, Senior Vice President & Secretary, 150 N. Radnor-Chester Road, Radnor, PA 19087, 484-583-1400, or Nancy.Smith3@lfg.com.

LNC

Business

LNC is a holding company that operates multiple insurance and retirement businesses through subsidiary companies. We sell a wide range of wealth accumulation, wealth protection, group protection and retirement income products and solutions through our four business segments: Annuities, Life Insurance, Group Protection and Retirement Plan Services. We also have Other Operations, which includes the financial data for operations that are not directly related to the business segments.

Corporate Information

LNC was organized under the laws of the state of Indiana in 1968. We currently maintain our principal executive offices at 150 N. Radnor-Chester Road, in Radnor, Pennsylvania 19087, and our telephone number is (484) 583-1400. “Lincoln Financial” is the marketing name for LNC and its subsidiary companies.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Senior and Subordinated Debt Securities

General

We may issue senior debt securities in one or more series under the indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as trustee, as amended by the First Supplemental Indenture, dated as of August 18, 2020, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “senior indenture.” We may also issue subordinated debt securities in one or more series under the subordinated indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon, as trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.” For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) The Bank of New York Mellon, or any successor or additional trustee, in its respective capacity as trustee under the applicable indenture, as the “trustee.” The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities. Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference. In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations. Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below). See “—Subordination Under Subordinated Indenture.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the jurisdictions in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary.

Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our debt securities should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors or any of our officers delegated the power of either our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•

currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•

if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•

if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•

any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•

whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•

the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•

the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Debt securities may also be issued under the indentures upon the exercise of warrants. See “Warrants.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms. You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture. We will appoint the trustee as the initial security registrar under the applicable indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee. The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity on the terms set forth in the applicable prospectus supplement.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

We will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety expressly assumes our obligations relating to the debt securities;

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means The Lincoln National Life Insurance Company so long as it remains a subsidiary, as well as any successor subsidiary to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•

the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

From time to time, we and the trustee may, without the consent of the holders of any series of debt securities, amend, waive or supplement the indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies; and

•	conform any provision thereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law.

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•

reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•

in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders. Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and

•

we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series. However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets,” “—Limitation on Liens on Stock of Restricted Subsidiaries,” “—Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists;

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists; or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed;

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created;

•	every capital lease obligation of that person;

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party; and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company;

•	any debt of our company to any of our subsidiaries;

•	debt to any employee of our company or any of our subsidiaries;

•	any liability for taxes;

•

debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Junior Subordinated Debt Securities

We may issue junior subordinated debt securities in one or more series under a junior subordinated indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon, as junior subordinated indenture trustee. The junior subordinated indenture (including the form of the junior subordinated debt securities) is filed as an exhibit to the registration statement that includes this prospectus. The junior subordinated indenture has been qualified under the Trust Indenture Act. See “Where You Can Find More Information” for information on how to obtain the junior subordinated indenture.

This summary of the junior subordinated indenture and the junior subordinated debt securities relates to terms and conditions applicable to the junior subordinated debt securities generally. We will summarize the particular terms of any series of junior subordinated debt securities in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below. Because the summary of the material provisions of the junior subordinated indenture and the junior subordinated debt securities set forth below and the summary of the material terms of a particular series of junior subordinated debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the junior subordinated indenture and the junior subordinated debt securities for complete information regarding the terms and provisions of the junior subordinated indenture (including defined terms) and the junior subordinated debt securities. Wherever we refer to particular articles, sections or defined terms of the junior subordinated indenture in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.

General

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, unless otherwise provided in the supplemental indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “—Subordination.”

We are a holding company that transacts substantially all of our business directly and indirectly through subsidiaries. Our primary assets are the stock of our operating subsidiaries. Our ability to meet our obligations on our outstanding debt and to pay dividends and our general and administrative expenses depends on the surplus and earnings of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. The payment of dividends by our insurance company subsidiaries is limited under the insurance company holding company laws of the jurisdictions in which those subsidiaries are domiciled. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the junior subordinated debt securities will be effectively junior subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and holders of our junior subordinated debt securities should look only to our assets for payment thereunder.

Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our incurrence or issuance of other secured or unsecured debt, whether under the junior subordinated indenture or any other indenture that we may have entered into or may enter into in the future or otherwise. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

We will issue the junior subordinated debt securities in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors (as defined in the junior subordinated indenture) or a committee thereof.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title of the junior subordinated debt securities;

•	any limit upon the aggregate principal amount of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable (which we refer to as the “stated maturity”) or the method of determination of the stated maturity;

•

the rate or rates, if any, at which the junior subordinated debt securities will bear interest, the interest payment dates on which interest will be payable, our right, if any, to defer or extend an interest payment date and the regular record date for interest payable on any interest payment date or the method by which any of these items will be determined;

•

the place or places where the principal of and premium, if any, and interest on the junior subordinated debt securities will be payable and where the junior subordinated debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debt securities and the junior subordinated indenture may be made;

•	the periods, terms and conditions upon which junior subordinated debt securities may be redeemed, in whole or in part, at our option;

•

our obligation or right, if any, or the obligation or right of, if any, a holder to redeem, purchase or repay the junior subordinated debt securities and the terms and conditions upon which the junior subordinated debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior subordinated debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•

if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of and premium and interest, if any, on the junior subordinated debt securities shall be payable, or in which the junior subordinated debt securities shall be denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the junior subordinated indenture with respect to the junior subordinated debt securities;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•

any additions or changes to the junior subordinated indenture with respect to a series of junior subordinated debt securities as shall be necessary to permit or facilitate the issuance of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities and the manner in which these amounts will be determined;

•

the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debt securities of the series and the exchange of the temporary global security for definitive junior subordinated debt securities of the series;

•

whether the junior subordinated debt securities of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depository for the global securities, which depository will be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any right of us or a holder to convert or exchange the junior subordinated debt securities into our other securities or property;

•

the relative degree, if any, to which junior subordinated debt securities of the series shall be senior or subordinated to other series of our junior subordinated debt securities in right of payment, whether other series of junior subordinated debt securities are outstanding or not; and

•	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities as previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

We may sell junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which is below market rates at the time of issuance. We will describe certain U.S. federal income tax consequences and special considerations applicable to any junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. Junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, or premium or interest, if any, on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, certain U.S. federal income tax consequences, specific terms and other information with respect to the junior subordinated debt securities and foreign currency or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of any principal, premium or interest payable with respect to any series of junior subordinated debt securities, we will describe the special U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $25 and any integral multiple of $25.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.

You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as the initial security registrar as specified in the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will appoint the depository holding the global junior subordinated debt securities. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global junior subordinated debt securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global junior subordinated debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depository for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depository or its nominee is the registered owner of a global junior subordinated debt security, the depository or its nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the registered owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global junior subordinated debt securities to the depository that is the registered holder of the global junior subordinated debt security or its nominee. The depository for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depository or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global junior subordinated debt security.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay the principal of and any premium and interest on junior subordinated debt securities at the office of the junior subordinated indenture trustee in the City of New York, or at the office of any paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest on junior subordinated debt securities to the person or entity in whose name the junior subordinated debt security is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. However, we will be required to maintain at all times a paying agent in each place of payment for each series of junior subordinated debt securities.

Any moneys that we deposit with the junior subordinated indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt security that remains unclaimed for two years after becoming due and payable will be repaid to us at our request. After that time, the holder of the junior subordinated debt security will look, as a general unsecured creditor, only to us for payment of those amounts.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement and subject to any terms, conditions and covenants contained in the prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for that number of consecutive interest payment periods as may be specified in the applicable prospectus supplement (each of which we refer to as an “extension period”). However, no extension period may extend beyond the stated maturity of the applicable series of junior subordinated debt securities. We will describe certain U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement:

•	junior subordinated debt securities will not be subject to any sinking fund;

•

we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time on the terms set forth in the applicable prospectus supplement. We may redeem junior subordinated debt securities in denominations larger than $25 in part but only in integral multiples of $25; and

•	the redemption price for any junior subordinated debt security shall equal the principal amount of the security, plus any accrued and unpaid interest to the redemption date.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, interest will cease to accrue on those junior subordinated debt securities called for redemption on and after the redemption date.

Restrictions on Certain Payments

We will also covenant, as to each series of junior subordinated debt securities issued to a trust, that we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•

make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the junior subordinated debt securities;

if at such time:

•

any event has occurred of which we have actual knowledge that, with the giving of notice or the lapse of time, or both, would constitute a junior subordinated debt security event of default with respect to the junior subordinated debt securities of that series, which default we have not taken reasonable steps to cure; or

•

we have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to the junior subordinated debt securities of that series and have not rescinded such notice, or that extension period, or any extension of that extension period, shall be continuing.

The following actions are not subject to the restrictions described above:

•	dividends or distributions in our common stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Modification of Junior Subordinated Indenture

From time to time, we and the junior subordinated indenture trustee may, without the consent of the holders of any series of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, as long as the cure does not materially adversely affect the interest of the holders of any series of junior subordinated debt securities; and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

We and the junior subordinated indenture trustee may generally modify the junior subordinated indenture in a manner affecting the rights of the holders of one or more series of the junior subordinated debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debt securities affected. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity or reduce the principal amount of any series of junior subordinated debt securities, or reduce the rate or extend the time of payment of interest on those securities, other than an extension as contemplated by the junior subordinated indenture; or

•	reduce the percentage of principal amount of junior subordinated debt securities of any series, the holders of which are required to consent to a modification of the junior subordinated indenture.

In addition, we and the junior subordinated indenture trustee may execute a supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities without the consent of any holder of junior subordinated debt securities.

Junior Subordinated Debt Security Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to a series of junior subordinated debt securities that has occurred and is continuing constitutes an event of default with respect to that series of junior subordinated debt securities:

•	failure for 30 days to pay any interest on the series of the junior subordinated debt securities when due, other than the deferral of any due date in the case of an extension period;

•	failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due whether at maturity, upon redemption, by declaration or otherwise;

•

failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice has been provided to us by the junior subordinated indenture trustee or to us and the junior subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

The holders of a majority in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee. The junior subordinated indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of an applicable series of junior subordinated debt securities may declare the principal due and payable immediately upon a junior subordinated debt security event of default. The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may annul the declaration and its consequences if the default (other than the non-payment of the principal of the series of junior subordinated debt securities which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and the fees and expenses of the junior subordinated indenture trustee has been deposited with the junior subordinated indenture trustee.

The holders of a majority in aggregate outstanding principal amount of a series of junior subordinated debt securities may, on behalf of the holders of all the affected junior subordinated debt securities of that series, waive any past default, except:

•

a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior subordinated indenture trustee; or

•

a default with respect to a covenant which cannot be modified or amended pursuant to the terms of the junior subordinated indenture without the consent of the holder of each outstanding junior subordinated debt security.

We must file annually with the junior subordinated indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the junior subordinated indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or entity or convey or transfer our assets substantially as an entirety to any person or entity, unless:

•	the successor person or entity expressly assumes our obligations under the junior subordinated debt securities and the junior subordinated indenture;

•	immediately after giving effect to the transaction, no event of default exists, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debt securities.

Satisfaction and Discharge

The junior subordinated indenture provides that when:

•

all junior subordinated debt securities not previously delivered to the junior subordinated indenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year;

•	we deposit or cause to be deposited with the junior subordinated indenture trustee funds, in trust, in the currency or currencies in which those junior subordinated debt securities are payable;

•

the deposited amount is sufficient to pay and discharge the entire amount of principal, premium and interest on those junior subordinated debt securities to the date of the deposit if those debt securities have become due and payable or to the stated maturity, as the case may be;

•	we have paid or caused to be paid all other sums payable pursuant to the junior subordinated indenture; and

•	certain other conditions prescribed in the junior subordinated debenture are met;

then with certain exceptions the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, as applicable, the principal of and any premium and interest on, all outstanding debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the junior subordinated indenture);

•	no event of default under the indenture has occurred and is continuing;

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the indentures are met.

The junior subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into other securities. We will describe the specific terms on which junior subordinated debt securities of any series may be so converted or exchanged in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency, the holders of senior debt will first be entitled to receive payment in full of principal and premium and interest, if any, on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the outstanding senior debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities will be entitled to receive or retain any payment with respect to the junior subordinated debt securities.

No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debt securities may be made if there has occurred and is continuing:

•	a default in any payment with respect to senior debt; or

•	an event of default with respect to any senior debt resulting in the acceleration of its maturity; or

•	if any judicial proceeding is pending with respect to any default.

“Debt” means with respect to any person or entity, whether recourse is to all or a portion of the assets of that person or entity and whether or not contingent,

•	every obligation of that person or entity for money borrowed;

•

every obligation of that person or entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person or entity with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person or entity;

•

every obligation of that person or entity issued or assumed as the deferred purchase price of property or services, other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person or entity; and

•

every obligation of the type described above of another person or entity and all dividends of another person or entity the payment of which, in either case, that person or entity has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of, and premium and interest, if any, on debt, whether incurred on, prior to, or after the date of the junior subordinated indenture, unless, in the instrument creating or evidencing the debt or pursuant to which the debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other debt which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any of our debt which was without recourse to us when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code;

•	any of our debt to any of our subsidiaries;

•	any of our debt to any of our employees;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services; and

•	any other debt securities issued pursuant to the junior subordinated indenture.

The junior subordinated indenture provides that the subordination provisions described above, insofar as they relate to any particular issue of junior subordinated debt securities, may be changed prior to such issuance. We will describe any change in the applicable prospectus supplement.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the state of New York.

Information Concerning the Junior Subordinated Indenture Trustee

The junior subordinated indenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the junior subordinated indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debt securities, unless offered by the holder security or indemnity satisfactory to such trustee against the costs, expenses and liabilities which the junior subordinated trustee might incur in connection with its exercise of those powers. The junior subordinated indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business. An affiliate of the junior subordinated indenture trustee may act as trustee under various of other indentures, trusts and guarantees of LNC and its affiliates in the ordinary course of business.

Common Stock and Preferred Stock

General

We may issue, separately or together with other offered securities, shares of common stock or preferred stock, all as set forth in the prospectus supplement relating to the common stock or preferred stock for which this prospectus is being delivered. In addition, if the prospectus supplement so provides, the debt securities or preferred stock may be convertible into or exchangeable for common stock.

Our restated articles of incorporation currently authorize the issuance of 800,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may issue our preferred stock from time to time in one or more series by resolution of our board of directors. As of December 8, 2025, 190,000,581 shares of our common stock were issued and outstanding.

As described under “Description of Securities We May Sell—Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our restated articles of incorporation and our amended and restated bylaws, and the Indiana Business Corporation Law, which we refer to as the IBCL (described below), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated articles of incorporation and our amended and restated bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Transfer Agent and Registrar. Our common stock is traded on the New York Stock Exchange under the symbol “LNC.” The registrar and transfer agent is EQ Shareowner Services.

Voting Rights. Except as set forth below under “Anti-Takeover Provisions—Certain State Law Provisions,” each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders, including election of directors. Holders of our common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights. The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock or other special classes of stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Preemptive Rights. Holders of our common stock do not have any preemptive or similar equity rights.

Preferred Stock

General. Our restated articles of incorporation authorize our board of directors to provide for the issuance of up to ten million shares of preferred stock, in one or more series, and to fix by resolution and to the extent permitted by the IBCL, the relative rights, preferences and limitations of each series of preferred stock, including dividend, redemption, liquidation, sinking fund, conversion and other provisions in the resolutions or certificate establishing or designating the series, without a vote or any other action taken by our shareholders. We may elect to offer depositary shares evidenced by depositary receipts. If we so elect, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Depositary Shares” below.

Shares Outstanding. We currently have two series of preferred stock outstanding, our 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C, liquidation preference $25,000 per share (the “Series C Preferred Stock”), and our 9.000% Non-Cumulative Preferred Stock, Series D, liquidation preference $25,000 (the “Series D Preferred Stock”). As of December 8, 2025, 20,000 shares of Series C Preferred Stock and 20,000 shares of Series D Preferred Stock were outstanding. We have two series of depositary shares outstanding, each of which represent interests in our Series C Preferred Stock or our Series D Preferred Stock.

Voting Rights. Unless otherwise provided in accordance with our amended and restated bylaws, each holder preferred stock would be entitled to one vote per share and to vote together, as a single class, with holders of our common stock on all matters submitted to a vote of the common shareholders. In addition, at any time when six or more quarterly dividends, whether or not consecutive, on one or more series of the preferred stock are in default, the holders of all preferred stock at the time outstanding as to which such default exists will be entitled, at the next annual meeting of shareholders, voting as a class, to vote for and elect two of LNC’s directors. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of the preferred stock voting as a class the remaining director or directors elected by the holders of the shares of the preferred stock may elect a successor or successors to hold office until the next annual or special meeting of the shareholders.

So long as any shares of preferred stock remain outstanding, LNC shall not, without the approval of the holders of a majority of the preferred stock, voting as a class:

•

amend LNC’s restated articles of incorporation to create or authorize any kind of stock ranking prior to or on a parity with the preferred stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind;

•

amend, alter, change or repeal any of the express terms of the preferred stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law;

•

authorize the voluntary dissolution of LNC or any revocation of dissolution proceedings previously approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of LNC, or approve any limitation of the term of existence of LNC; or

•

merge or consolidate with another corporation in such manner that LNC does not survive as a continuing entity, if thereby the rights, preferences, or powers of the preferred stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which LNC, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the preferred stock.

Dividends. The holders of our preferred stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose. Holders of the Series C Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends of the stated amount per share, non-cumulative cash dividends that accrue for the relevant dividend period semiannually in arrears on the first day of March and September of each year, commencing on March 1, 2023. Dividends will accrue on the stated liquidation preference of $25,000 per share (i) from the date of original issue to, but excluding, March 1, 2028 at a fixed rate per annum of 9.250%, and (ii) for each five-year period thereafter at a rate per annum equal to the five-year treasury rate as of the most recent period commencement plus 5.318%. Holders of the Series D Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available for the payment of dividends of the stated amount per share, non-cumulative cash dividends that accrue for the relevant dividend period quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2023. Dividends will accrue on the stated liquidation preference of $25,000 per share from the date of original issue at a fixed rate per annum of 9.000%.

So long as any Series C Preferred Stock or Series D Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series C Preferred Stock and Series D Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, no dividend shall be paid or declared or set aside for payment, and no distribution may be made, on our common stock or any other shares of our junior stock (other than a dividend payable solely in shares of stock that rank junior to the Series C Preferred Stock or Series D Preferred Stock, as the case may be, in the payment of dividends in the distribution of assets on any liquidation, dissolution or winding up of LNC); no monies may be paid or made available for a sinking fund for the redemption or retirement of common stock or other junior stock nor shall any shares of junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly during a dividend period

Redemption. LNC has the option to redeem the Series C Preferred Stock (i) in whole but not in part within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series C Preferred Stock (initially, $25,500 per share of Series C Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, and (ii)(a) in whole but not in part within 90 days after the occurrence of a regulatory capital event, or (b) in whole or in part, from time to time, during the three-month period prior to March 1, 2028, and during the three-month period prior to each date on which the interest rate is reset thereafter in each case, at a redemption price equal to the stated amount of a share of Series C Preferred Stock (initially, $25,000 per share of Series C Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. LNC has the option to redeem the Series D Preferred Stock (i) in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a rating agency event at a redemption price equal to 102% of the stated amount of a share of Series D Preferred Stock (initially, $25,500 per share of Series D Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date, and (ii)(a) in whole but not in part, at any time prior to December 1, 2027, within 90 days after the occurrence of a regulatory capital event or (b) in whole or in part, at any time or from time to time on or after December 1, 2027, in each case, at a redemption price equal to the stated amount of a share of Series D Preferred Stock (initially, $25,000 per share of Series D Preferred Stock), plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

For both the Series C Preferred Stock and the Series D Preferred Stock, “rating agency event” means that any nationally recognized statistical rating organization that then publishes a rating for us amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the preferred stock and the amendment, clarification or change reduces the length of time the preferred stock receives a particular level of equity credit or lowers the equity credit assigned by the applicable rating agency to the applicable preferred stock. For both the Series C Preferred Stock and the Series D Preferred Stock, “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator that includes group-wide prescribed capital adequacy requirements and the capital adequacy requirements that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the applicable preferred stock would not qualify as capital under such capital adequacy requirements.

The Series C Preferred Stock and Series D Preferred Stock are not subject to any mandatory redemption, sinking fund or other similar provisions, and the holders of such series of preferred stock have no right to require the redemption or repurchase of such series of preferred stock (or any depositary shares representing such series of preferred stock).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of LNC, holders of the Series C Preferred Stock and the Series D Preferred Stock are entitled to receive out of the assets of LNC available for distribution to shareholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series C Preferred Stock and Series D Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series C Preferred Stock and Series D Preferred Stock and any other parity stock outstanding at such time and only to the extent of LNC’s assets, if any, that are available after satisfaction of all liabilities to creditors.

In any such distribution, if the assets of LNC are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and Series D Preferred Stock and all holders of any class or series of our stock that ranks on a parity with the Series C Preferred Stock and Series D Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of LNC, the amounts paid to the holders of Series C Preferred Stock and Series D Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends in the case of any holder of stock on which dividends accrue on a noncumulative basis (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and Series D Preferred Stock and any holders of liquidation preference parity stock, the holders of our other stock shall be entitled to receive all remaining assets of LNC according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of LNC with any other entity, including a merger or consolidation in which the holders of the Series C Preferred Stock and Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the assets of LNC, for cash, securities or other property will not constitute a liquidation, dissolution or winding-up of LNC.

Listing. The Series C Preferred Stock is currently traded in the over-the-counter market. The Series D Preferred Stock is listed on the NYSE under the symbol “LNC PRD.”

Anti-Takeover Considerations

Certain Provisions of LNC’s Amended and Restated Bylaws.

Article I of our amended and restated bylaws provides that special meetings of shareholders may only be called by (i) the board of directors, (ii) the chairman of the board of directors or (iii) the secretary of the corporation at the valid written request of shareholders of record who own, or are acting on behalf of one or more beneficial owners who own, continuously for at least one year as of the record date fixed in accordance with our amended and restated bylaws to determine who may deliver a written request to call such special meeting, capital stock representing ten percent (10%) of the voting stock (the “Special Meeting Request Required Shares”), and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders. Article I of the amended and restated bylaws further provides that control shares (as discussed below) of the corporation acquired in a control share acquisition with respect to which the acquiring person has not filed with the corporation the statement required by the IBCL may, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be redeemed by the corporation at their fair value pursuant to procedures authorized by a resolution of the board of directors. Article I also gives the board of directors the authority to enter into any arrangement to direct the voting of any other person’s shares in connection with a change of control of LNC.

Certain State Law Provisions.

Chapter 43 of the IBCL also restricts business combinations with interested shareholders. It prohibits certain business combinations, including mergers, sales of assets, recapitalizations, and reverse stock splits, between certain corporations having 100 or more shareholders that also have a class of voting shares registered with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (which includes us) and an interested shareholder, defined as the beneficial owner of 10% or more of the voting power of the outstanding voting shares of that corporation, for five years following the date the shareholder acquired such 10% beneficial ownership, unless the acquisition or the business combination was approved by the board of directors in advance of that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect to opt out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not elect to opt out of these provisions.

Chapter 42 of the IBCL includes provisions designed to protect minority shareholders in the event that a person acquires, pursuant to a tender offer or otherwise, shares giving it more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting power (which we refer to as “control shares”) of an “issuing public corporation.” Unless the issuing public corporation’s articles of incorporation or bylaws provide that Chapter 42 does not apply to control share acquisitions of shares of the corporation before the control share acquisition, an acquirer who purchases control shares cannot vote the control shares until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding the control shares and any shares held by officers of the corporation and employees of the corporation who are directors thereof), approve in a special or annual meeting the rights of the acquirer to vote the control shares. Unless otherwise provided in a corporation’s articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares.

“Issuing public corporation” means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and has one of the following:

•	more than 10% of its shareholders resident in Indiana;

•	more than 10% of its shares owned by Indiana residents; or

•	1,000 shareholders resident in Indiana.

An issuing public corporation may elect not to be covered by the statute by so providing in its articles of incorporation or bylaws. Our restated articles of incorporation do not elect to opt out of these provisions.

Indiana insurance laws and regulations provide that no person may acquire our voting securities if that person would directly or indirectly be in control of us after the acquisition, unless that person has provided certain required information to us and to the Indiana Insurance Commissioner, and the Indiana Insurance Commissioner has approved the acquisition. Control of us is presumed to exist if any person beneficially owns 10% or more of our voting securities. Furthermore, the Indiana Insurance Commissioner may determine, after notice and hearing, that control exists despite the absence of a presumption to that effect. Consequently, no person may acquire, directly or indirectly, 10% or more of our voting securities to be outstanding after any offering of securities pursuant to this prospectus, or otherwise acquire control of us, unless that person has provided such required information to the Indiana Insurance Commissioner and the Indiana Insurance Commissioner has approved such acquisition.

Depositary Shares

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to the series of security offered.

General

We may, at our option, elect to have debt securities, shares of common stock or shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock, the number of debt securities or shares of common stock (which we refer to collectively as “securities”) underlying the depositary shares under a separate deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us (which we refer to as the “depositary”). We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of securities described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the whole number of securities underlying the holder’s depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number to be withdrawn, the depositary will deliver to the holder the number of whole securities to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and other Distributions

The depositary will distribute all applicable cash dividends or other cash distributions on the securities to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

If we distribute property other than in cash with respect to the securities, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any securities underlying the depositary shares in the applicable prospectus supplement. If any securities underlying the depositary shares are subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If securities underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the securities held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of securities underlying that depositary share. Whenever we redeem securities from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the securities that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which the holders of any securities underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the securities) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of securities underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of securities underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the securities to the extent it does not receive specific written instructions from holders of depositary receipts representing the securities.

Record Date

Whenever:

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the securities,

•	the depositary receives notice of any meeting at which holders of securities are entitled to vote or of which holders of securities are entitled to notice, or

•	the depositary receives notice of the mandatory conversion of or any election on our part to call any securities for redemption,

the depositary shall in each case fix a record date (which shall be the same as the record date for the securities) for the determination of the holders of depositary receipts:

•	who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale,

•	who shall be entitled to give instructions for the exercise of voting rights at any meeting, or

•	who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Depositary”), or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Whenever so directed by us, the depositary will terminate the deposit agreement by mailing notice of the termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the termination date. The depositary may likewise terminate the deposit agreement if at any time:

•	45 days have expired after the depositary has delivered to us written notice of its election to resign, and

•	a successor depositary has not been appointed and accepted its appointment.

If any depositary receipts remain outstanding after the date of termination, the depositary:

•	will discontinue the transfer of depositary receipts,

•	will suspend the distribution of dividends to the holders,

•	will not give any further notices under the deposit agreement, other than notice of the termination, and

•	will not perform any further acts under the deposit agreement except as provided below and except that the depositary will continue to:

•	collect dividends or any other distributions on the securities, and

•

without any liability for any interest, deliver the securities, together with those dividends or distributions and the net proceeds of any sales of rights, preferences, privileges or other property, in exchange for depositary receipts surrendered.

At any time beginning two years after the termination date, the depositary may sell the securities then held by it at public or private sales, at places and upon terms as it deems proper. Without liability for any interest, the depositary may hold the net proceeds of any sale, together with any money and other property then held by it, for the proportionate benefit of the holders of depositary receipts that have not been surrendered.

Charges of Depositary

Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing securities, we will pay all charges of the depositary including charges in connection with:

•	the initial deposit of the securities;

•	the initial issuance of the depositary receipts;

•	the distribution of information to the holders of depositary receipts with respect to matters on which securities are entitled to vote;

•	withdrawals of the securities by the holders of depositary receipts; and

•	redemption or conversion of the securities.

Miscellaneous

The depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office, all reports and communications that we deliver to the depositary as the holder of securities.

Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the depositary under the deposit agreement are limited to performing its duties in good faith without negligence or bad faith. Neither we nor the depositary are obligated to prosecute or defend any legal proceeding regarding any depositary shares or securities unless satisfactory indemnity is furnished. We and the depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

We may remove the depositary and the depositary may resign at any time, effective upon the acceptance by a successor depositary of its appointment. However, if a successor depositary has not been appointed or accepted such appointment within 45 days after the depositary has delivered to us a notice of election to resign, the depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares, property, assets or other securities described in this prospectus, including other warrants (which we refer to collectively as the “underlying warrant securities”). We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement (which we refer to as a “warrant agreement”) to be entered into between LNC and a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered pursuant to this prospectus. We will describe further terms of the warrants and the warrant agreement in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, other securities, property or assets at a future date or dates. The price per share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units (which we refer to as “stock purchase units”) consisting of a stock purchase contract and either:

•	senior debt securities, subordinated debt securities or junior subordinated debt securities,

•	shares of preferred stock,

•	depositary shares, or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, LNC may deliver newly issued prepaid stock purchase contracts (which we refer to as “prepaid securities”) upon release to a holder of any collateral securing the holder’s obligations under the original stock purchase contract.

We will describe the terms of any stock purchase contracts, stock purchase units and prepaid securities in the applicable prospectus supplement. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts, stock purchase units and prepaid securities and any document pursuant to which the prepaid securities will be issued.

SELLING SECURITYHOLDERS

Selling securityholders to be named in a prospectus supplement may, from time to time, offer and sell some or all of our securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling securityholders may sell our securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling securityholders may also sell, transfer or otherwise dispose of some or all of our securities held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will, among other things, set forth the name of each selling securityholder and the number of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We or one or more selling securityholders to be identified in the future may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the obligations of any selling securityholders or other liabilities of any selling securityholders to their creditors. Such transactions may or may not involve brokers or dealers.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Eric B. Wilmer, Esquire, Assistant Vice President and Senior Counsel of LNC and Wachtell, Lipton, Rosen & Katz, special counsel to LNC, and/or by counsel named in the applicable prospectus supplement, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. As of the date of this registration statement, Mr. Wilmer owns, or has the right to acquire, a number of shares of our common stock that represents less than 1% of the total outstanding shares of common stock of LNC.

EXPERTS

The consolidated financial statements of LNC appearing in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including schedules appearing therein), and the effectiveness of LNC’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Registration fees	$	*
Printing fees		**
Legal fees and expenses		**
Transfer agent and registrar, trustee and depository fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*

To be deferred pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	Not presently determinable.

Item 15.	Indemnification of Directors and Officers

Our amended and restated bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•

reasonable expenses (including attorneys’ fees) incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of us) if they are successful on the merits or otherwise in the defense of such proceeding; and

•

reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to, any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation, or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us. In addition, our directors have separate indemnification agreements providing the same general rights to indemnification as set forth above.

The indemnification and advancement of expenses provided for in our amended and restated bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our restated articles of incorporation.

Item 16.	Exhibits

The exhibits filed with this Registration Statement are listed in the Exhibit Index shown below.

Exhibit Index

1.1+	Form of Underwriting Agreement for Debt Securities.

1.2+	Form of Underwriting Agreement for Common Stock.

1.3+	Form of Underwriting Agreement for Preferred Stock.

1.4+	Form of Underwriting Agreement for Depositary Shares.

1.5+	Form of Underwriting Agreement for Warrants.

1.6+	Form of Underwriting Agreement for Stock Purchase Contracts.

1.7+	Form of Underwriting Agreement for Stock Purchase Units.

3.1	Restated Articles of Incorporation of LNC are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on August 14, 2017.

3.2	Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.250% Fixed Rate Reset Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”), are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

3.3	Articles of Amendment of the Restated Articles of Incorporation of LNC designating the 9.000% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), are incorporated by reference to Exhibit 3.2 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

3.4	Amended and Restated Bylaws of LNC (effective May 22, 2025) are incorporated by reference to Exhibit 3.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on May 23, 2025.

4.1	Senior Indenture, dated as of March 10, 2009, between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.1 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.2	Subordinated Indenture, dated as of August 11, 2021, between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.3 to LNC’s Form 8-K (File No. 333-157822) filed with the SEC on August 12, 2021.

4.3	Junior Subordinated Indenture dated as of March 10, 2009 between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.3 to LNC’s Form S-3ASR (File No. 333-157822) filed with the SEC on March 10, 2009.

4.4	First Supplemental Indenture, dated as of August 18, 2020, to Senior Indenture dated as of March 10, 2009 between LNC and The Bank of New York Mellon is incorporated by reference to Exhibit 4.4 to LNC’s Form S-3ASR (File No. 333-249058) filed with the SEC on September 25, 2020.

4.5	Deposit Agreement (including Form of Depositary Receipt) with respect to the Series C Preferred Stock is incorporated by reference to Exhibit 4.1 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.6	Deposit Agreement (including Form of Depositary Receipt) with respect to the Series D Preferred Stock is incorporated by reference to Exhibit 4.2 to LNC’s Form 8-K (File No. 1-6028) filed with the SEC on November 22, 2022.

4.20+	Form of Stock Purchase Contract.

4.21+	Form of Stock Purchase Unit.

4.22+	Form of Deposit Agreement (including Form of Depositary Share Certificate) with respect to Depositary Shares.

4.23+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Debt Securities.

4.24+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Common Stock.

4.25+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Preferred Stock.

4.26+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Depositary Shares.

4.27+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Contracts.

4.28+	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to Purchase Stock Purchase Units.

5.1	Opinion of Eric B. Wilmer, Esq., Assistant Vice President and Senior Counsel of LNC.

5.2	Opinion of Wachtell, Lipton, Rosen & Katz.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Eric B. Wilmer, Esq. (included in Exhibit 5.1).

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.2).

24.1	Power of Attorney (contained on signature pages of this registration statement).

25.1	Form of T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Senior Indenture, dated as of March 10, 2009.

25.2	Form of T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Subordinated Indenture, dated as of August 11, 2021.

25.3	Form of T-1 Statement of Eligibility of the Bank of New York Mellon to act as trustee for the Junior Subordinated Indenture, dated as of March 10, 2009.

107	Filing Fee Table.

+	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended and incorporated by reference herein.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (a)(1), (a)(2) and (a)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 11th day of December, 2025.

LINCOLN NATIONAL CORPORATION

By:	/s/ Christopher Neczypor
Christopher Neczypor, Executive Vice
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby makes, designates, constitutes and appoints Craig T. Beazer, Nancy A. Smith and Claire H. Hanna, and each of them (with full power and authority to act without the other), his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ellen G. Cooper Ellen G. Cooper	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 11, 2025

/s/ Christopher Neczypor Christopher Neczypor	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 11, 2025

/s/ Adam Cohen Adam Cohen	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 11, 2025

/s/ Deirdre P. Connelly Deirdre P. Connelly	Director	December 11, 2025

/s/ William H. Cunningham William H. Cunningham	Director	December 11, 2025

/s/ Reginald E. Davis Reginald E. Davis	Director	December 11, 2025

/s/ Eric G. Johnson Eric G. Johnson	Director	December 11, 2025

/s/ Gary C. Kelly Gary C. Kelly	Director	December 11, 2025

/s/ M. Leanne Lachman M. Leanne Lachman	Director	December 11, 2025

/s/ Dale Le Febvre Dale Le Febvre	Director	December 11, 2025

/s/ James Morris James Morris	Director	December 11, 2025

/s/ Owen Ryan Owen Ryan	Director	December 11, 2025